UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 14, 2010

Advanced Environmental Recycling Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10367	71-0675758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

914 N Jefferson Street, Springdale, Arkansas	72764
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (479) 756-7400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

     On July 14, 2010, Advanced Environmental Recycling Technologies, Inc. (AERT) and the Oklahoma Department of Commerce (ODOC) entered into a loan agreement whereby ODOC agreed to a 15-year, $3.0 million loan to AERT at a fixed interest rate of 3%. The loan is being made under the American Recovery and Reinvestment Act State Energy Program for the State of Oklahoma, and will fund the second phase of AERT's new recycling facility in Watts, Oklahoma. Payments on the loan are scheduled to commence on the earlier of project completion or July 1, 2011.

     On July 14, 2010, AERT issued a press release announcing the loan agreement. The press release is included as an exhibit to this Form 8-K filing.

Item 9.01. Financial Statements and Exhibits.

99.1     Press release issued July 14, 2010 announcing its loan agreement with the Oklahoma Department of Commerce.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Environmental Recycling Technologies, Inc. (Registrant)
July 14, 2010 (Date)	/s/ JOE BROOKS Joe Brooks Chairman and Chief Executive Officer